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                      Paul, Hastings, Janofsky & Walker LLP
       A Limited Liability Partnership Including Professional Corporations
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                      San Francisco, California 94104-2635
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                                November 2, 1999

Fremont Mutual Funds, Inc.
333 Market Street, Suite 2600
San Francisco, California 94105

Attn: Ms. Tina Thomas

     Re:  Fremont Mutual Funds, Inc. (the "Registrant")

Ladies and Gentlemen:

     We hereby consent to the continued use in the Registrant's Registration Statements on Forms N-1A and N-14, until it is withdrawn in writing, of our opinion given on March 2, 1998 (the "Prior Opinion") respecting the legality of the shares of beneficial interest of each of the currently effective and registered series of shares of the Registrant.

     The Prior Opinion was filed as an exhibit to Post-Effective Amendment No. 31 filed with the Commission on March 2, 1998 (File Nos. 33-23453 and 811-5632).

                                        Very truly yours,


                                        Paul, Hastings, Janofsky & Walker LLP